PROMISSORY NOTE

$250,000	July 22, 2011

FOR VALUE RECEIVED, the undersigned, iSecureTrac Corp. (“iSecureTrac”), a Delaware corporation (herein called “Borrower”), whose address is 5078 South 111th Street, Omaha, Nebraska  68137, hereby promises to pay to the order of Crestpark LP, Inc., a Delaware corporation (herein called “Lender”), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or so much thereof as may be advanced and outstanding hereunder, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Lender at c/o Sammons Corporation, 5949 Sherry Lane, Suite 1900, Dallas, Texas  75225, or at such other place as from time to time may be designated by the holder of this Note or in such other form as Lender may designate or consent.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Advance Request Form.”  The Advance Request Form means a certificate, substantially in the form of Exhibit A attached hereto, properly completed and signed by the Borrower requesting an advance, providing notice of a borrowing.

“Applicable Rate.”  The Applicable Rate shall be twelve percent (12%) per annum.

“Default Rate.”  The Default Rate shall be the Maximum Rate per annum.

“Loan.”  The $250,000 loan to be made to Borrower by Lender which is evidenced hereby.

“Material Adverse Effect.”  Material Adverse Effect means, at any time, (a) a material adverse effect or change on the business, assets, properties, liabilities, results of operations, condition (financial or otherwise), prospects or solvency of the Borrower and its subsidiaries, taken as a whole; (b) a material adverse effect or change on the ability of Borrower to perform its material obligations under this Note; or (c) an adverse effect or change on the legality, binding effect or enforceability of any material provision of this Note or affecting in any material respect the rights and remedies of the Lender thereunder.

“Maturity Date.”  The Maturity Date shall be September 20, 2011.

“Maximum Rate.”  The maximum interest rate permitted under applicable law.

PROMISSORY NOTE – Page 1

“Principal Amount.”  That portion of the Loan evidenced hereby as is from time to time outstanding.

Borrower shall have the right to prepay this Note, in whole or in part, without premium or penalty upon written notice thereof given to Lender at least five (5) days prior to the date to be fixed therein for prepayment, and upon the payment of all accrued and unpaid interest on the amount prepaid (and any interest which has accrued at the Applicable Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

As herein provided the unpaid Principal Amount of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at the Applicable Rate, provided that in no event shall the Applicable Rate exceed the Maximum Rate.

The Principal Amount and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date.  Upon request by Borrower, Lender, in its sole and absolute discretion, may extend the Maturity Date for an additional thirty (30) days, provided that no default or Material Adverse Effect shall have occurred and be continuing or would result from, or after giving effect to, such extension, and further provided that Lender shall have received such additional assurances, certifications and documents from Borrower, as Lender shall reasonably require.

Lender agrees to make one or more advances to Borrower from time to time from the date hereof in an aggregate principal amount up to, but not exceeding, Two Hundred Fifty Thousand Dollars ($250,000).  Amounts borrowed and prepaid may not be reborrowed.  Each borrowing shall be made upon the Borrower’s irrevocable notice to the Lender.  Each such notice must be received by the Lender not later than 2:00 p.m. three (3) business days prior to the requested date of any borrowing.  Each such notice must be made in writing by delivery to the Lender of an Advance Request Form, appropriately completed and signed by the Borrower.  Each Advance Request Form shall specify (i) the requested date of the borrowing (which shall be a business day), and (ii) the principal amount to be borrowed.  No more than one advance may be requested during any calendar week and advances shall be in a minimum amount of Fifty Thousand Dollars ($50,000) or such lesser amount that exhausts any remaining availability under this Note.

The obligation of the Lender to make any advance hereunder is subject to the following additional conditions precedent:  (i) The Lender shall have received an Advance Request Form in accordance with the terms set forth herein which shall be appropriately executed by authorized officers of Borrower; and (ii) No default or Material Adverse Effect shall have occurred and be continuing or would result from, or after giving effect to, such advance.

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All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month.  The Borrower shall make each payment which it owes hereunder not later than twelve o’clock, noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds.  Any payment received by the Lender after such time will be deemed to have been made on the next following business day.  As used herein, the term “business day” shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the Borrower at any time after the occurrence of a default hereunder, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

Lender and Borrower intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law.  In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Borrower nor any guarantor, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith.  Lender, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated.  If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Lender or other holder of this Note shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  In the event that Lender or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Lender or other holder of this Note, be either immediately returned to Borrower or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.  By execution of this Note, Borrower acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give the Lender or other holder of this Note notice of such condition and Borrower agrees that the Lender or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.  The term “applicable law” as used in this Note shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

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Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Borrower and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Lender or other holder of this Note in addition to the principal and interest due and payable hereon reasonably attorney’s and collection fees.

Borrower and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

The Borrower hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Lender and all respective affiliates and subsidiaries of the Lender, their respective officers, servants, employees, agents, predecessors, attorneys, advisors, parents, subsidiaries, equity interest holders, loan participants, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Borrower Claims”) of any nature whatsoever, whether not known, suspected or claimed, whether arising under common law, in equity or under statute, which the Debtor ever had or now has against the Released Lender Parties.  The Borrower covenants and agree never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any Borrower Claim.

THIS NOTE AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER CONTAINED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

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BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE IN CONNECTION WITH THE LOAN, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM), AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  Nothing herein contained shall prevent or prohibit Borrower from instituting or maintaining a separate action against the holder of this Note with respect to any asserted claim.

NO ORAL AGREEMENTS.  THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS RELATED THERETO EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER.  THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.  THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS RELATED THERETO MAY BE AMENDED OR REVISED ONLY BY A WRITTEN INSTRUMENT SIGNED BY THE BORROWER AND LENDER.

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Signed as of the _____ day of July, 2011.

BORROWER:

ISECURETRAC CORP., a Delaware corporation

By:
Peter A. Michel
Its:	Chief Executive Officer

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EXHIBIT A

ADVANCE REQUEST FORM

To:	Crestpark LP, Inc.
c/o Sammons Corporation
5949 Sherry Lane, Suite 1900
Dallas, Texas 75225
Attention: ________________________

Gentlemen:

The undersigned are officers of iSecureTrac Corp., a Delaware corporation (the “Borrower”), and are authorized to make and deliver this certificate pursuant to that certain Promissory Note dated as of July ____, 2011, by and between the Borrower and Crestpark LP, Inc. (the “Note”).  All terms defined in the Note shall have the same meaning herein.  Borrower hereby requests an advance (the “Requested Advance”) in accordance with the Note.

In connection with the foregoing and pursuant to the terms and provisions of the Note, the undersigned hereby certify that the following statements are true and correct:

(i)           No default or Material Adverse Effect exists, has occurred and is continuing or would result from the Requested Advance.

(ii)           The amount of the Requested Advance, when added to the principal amount of all prior Requested Advances, will not exceed the amount of $250,000.

(iii)           All information supplied below is true, correct, and complete as of the date hereof.

Advance Request Form – Page 1

ADVANCE REQUEST INFORMATION

(a)	Amount of Note		$250,000

(b)	Principal Amount of Prior Requested Advances	$

(c)	Net availability for the Requested Advance	$
shall be equal to (i) line (a) minus (ii) line (b)

(d)	Amount of Requested Advance	$

(e)	Date of Requested Advance

BORROWER:

ISECURETRAC CORP.

By:
Name:
Title:	Chief Executive Officer

By:
Name:
Title:	Chief Financial Officer

Dated as of:	____________________________
[Insert date of Requested Advance]

Advance Request Form – Page 2